PRESS RELEASE

INNOSPEC SWITCHES ITS STOCK LISTING TO NASDAQ

Trading under New Symbol 'IOSP' to Commence on March 22, 2006

NEW YORK, N.Y. -- March 15, 2006 -- Innospec Inc. (NYSE:IOP) (NASDAQ:IOSP) announced today that it will list its common stock solely on the NASDAQ Stock Market and discontinue the company's listing with the New York Stock Exchange. The international specialty chemicals company's common stock will cease trading under the symbol IOP on the NYSE on March 21, 2006. Innospec's stock will begin trading on NASDAQ under the new symbol IOSP when the market opens on March 22, 2006.

Paul Jennings, President and Chief Executive Officer of Innospec, stated, "After careful analysis, we believe a NASDAQ listing switch will provide increased visibility for our shares and a more cost-effective trading solution. Our move to NASDAQ goes hand-in-hand with Innospec's new strategic direction as the leading provider of specialty chemical solutions in our chosen markets."

Bruce Aust, Executive Vice President, NASDAQ's corporate client group, said, "We are delighted to welcome Innospec as the first chemicals company to switch to a NASDAQ listing. Innospec joins many of the world's most innovative companies in recognizing that NASDAQ's more transparent, faster, electronic market is an ideal setting for a company that is seeking to broaden awareness about its new direction, core business focus and improved capital management."

Innospec Inc. is an international specialty chemicals company with almost 1,000 employees in 23 countries. Innospec divides its operations into three distinct business areas: Fuel Specialties, Performance Chemicals, and Octane Additives. Together, the three businesses manufacture and supply a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Performance Chemicals business includes a range of companies that manufacture performance chemicals used in the manufacture of such items as personal care products, household detergents, crop protection chemicals as well as in the plastics, paper, metal plating and oil industries. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead (TEL).

NASDAQ is the largest electronic screen-based equity securities market in the United States. With approximately 3,200 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at www.nasdaq.com or the NASDAQ Newsroom at www.nasdaq.com/newsroom/.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements which address operating performance, events or developments that we expect or anticipate will occur in the future. Although such statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on forward-looking statements, which are subject to certain risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, assumptions and uncertainties include, without limitation, changes in the terms of trading with significant customers or gain or loss thereof, the effects of changing government regulations and economic and market conditions, competition and changes in demand and business and legal risks inherent in non-U.S. activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, government investigations, material fines or other penalties resulting from the Company's voluntary disclosure to the Office of Foreign Assets Control of the U.S. Department of the Treasury and other risks, uncertainties and assumptions identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and those identified in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Innospec Inc.

Investor Relations

Andrew Hartley

011 44-151-348-5846

Media Contact:

Bethany Sherman,

NASDAQ, 212-401-8714

Mark D. Harrop,

RF|Binder, 212-994-7533